Exhibit 10.1

SHARE ISSUANCE AND REIMBURSEMENT AGREEMENT

by and between

ALLIED GAMING & ENTERTAINMENT INC.

and

YANGYANG LI

Dated as of May 2, 2026

THIS SHARE ISSUANCE AND REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of May 2, 2026, by and between Allied Gaming & Entertainment Inc., a Delaware corporation (the “Company”), and Yangyang Li, an individual (the “Executive”). The Company and the Executive are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, during the period from 2024 through early 2026, the Company was the subject of a protracted proxy contest and related litigation initiated by Knighted Pastures LLC and certain of its affiliates (collectively, “Knighted”), which contest and related proceedings, including the Federal Action captioned Allied Gaming & Entertainment Inc. v. Knighted Pastures, LLC, et al. (Case No. 2:25-cv-05312, C.D. Cal.), Delaware Court of Chancery proceedings relating to an attorneys’ fee award, and the enforcement of the Company’s Rights Agreement dated February 9, 2024, extended over a prolonged period and materially and adversely affected the Company’s business, operations, financial condition, strategic planning, customer and commercial relationships, and employee morale, and diverted substantial management time, attention and Company resources away from the operation of the Company’s business;

WHEREAS, the continuation of the dispute with Knighted placed the Company in a precarious operational and financial position, and the Board determined that a prompt and comprehensive resolution of such dispute was essential to the Company’s ability to continue as a going concern and to pursue its strategic initiatives in the ordinary course;

WHEREAS, on April 10, 2026, the Company, the Executive and Knighted entered into a comprehensive settlement, memorialized in a term sheet (the “Settlement Term Sheet”), which, among other things, resolved all outstanding litigation and proceedings between the Company and Knighted, and provides for payment by the Company of an attorneys’ fee award of US$5,936,738.36 plus accrued interest thereon (at 8.75% per annum on the outstanding balance and, on any overdue amount, at 10% per annum compounded daily) (collectively, the “Obligations”), payable in three tranches on May 7, 2026, June 30, 2026 and July 31, 2026;

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WHEREAS, as an essential condition to Knighted’s willingness to enter into the Settlement Term Sheet and in order to enable the Company to achieve the comprehensive resolution of the Knighted dispute described above, the Executive, on April 10, 2026, provided a personal guaranty, on a joint and several basis with the Company, with respect to the Obligations, pursuant to a Guaranty, dated as of April 10, 2026, by the Company and the Executive, as guarantors, in favor of Knighted, as beneficiary (the “Guaranty Agreement”, and the guaranty provided thereunder, the “Guaranty”);

WHEREAS, the Executive’s provision of the Guaranty was instrumental in enabling the Company to secure the comprehensive settlement with Knighted, to terminate the adverse effects of the prolonged proxy contest and related litigation on the Company’s business and operations, and to avert the risks that would have resulted had such dispute not been promptly resolved, and the Executive, in providing the Guaranty, assumed substantial personal financial risk on behalf of the Company for which he has received no separate compensation and in respect of which the Company had no alternative source of credit support available on comparable or more favorable terms;

WHEREAS, at the time the Executive provided the Guaranty, the urgency of the Company’s circumstances and the need to consummate the settlement with Knighted on an expedited basis did not permit the negotiation and implementation of compensation, indemnification or reimbursement arrangements with respect to the Guaranty; the Guaranty was provided by the Executive without a contemporaneous agreement as to compensation, indemnification or reimbursement; and no agreement, understanding or expectation existed at such time between the Company and the Executive as to the specific form, amount or timing of any equity or other consideration that might be provided to the Executive in respect of the Guaranty, or as to any reimbursement of amounts that the Executive might be called upon to pay thereunder;

WHEREAS, following the execution of the Guaranty Agreement, the Board, acting in good faith, has determined that it is appropriate to (a) provide, on an unconditional basis effective from the date of this Agreement, for the reimbursement and indemnification of the Executive on a back-to-back basis in respect of amounts paid by the Executive under the Guaranty Agreement, as set forth in Section 7.11, and (b) memorialize a fair and reasonable allocation of value to the Executive, in the form of an issuance of Shares, in recognition of the Guaranty and the substantial personal financial risk assumed thereby, and accordingly has resolved to enter into this Agreement and, subject to and contingent upon the satisfaction of the conditions set forth herein with respect to the issuance of the Shares (but, for the avoidance of doubt, not with respect to the reimbursement and indemnification obligations of the Company under Section 7.11, which obligations shall be effective from the date of this Agreement), to issue the Shares (as defined below) to the Executive;

WHEREAS, the Board has approved the execution and delivery of this Agreement, and the Parties acknowledge that, pursuant to Article VI, the establishment of a special committee of independent and disinterested directors of the Board (the “Special Committee”), the Special Committee’s review of the transactions contemplated hereby with the assistance of independent legal counsel and an independent financial advisor, the receipt by the Special Committee of a written fairness opinion or other written financial analysis from such financial advisor, and the obtaining of the Stockholder Approval (as defined below) are each conditions precedent to the consummation of the issuance of the Shares;

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WHEREAS, the issuance of the Shares is intended to be structured to comply with applicable Nasdaq Stock Market LLC (“Nasdaq”) listing rules and the General Corporation Law of the State of Delaware (the “DGCL”), including Section 144 thereof, and shall be conditioned upon receipt of the Stockholder Approval; and

WHEREAS, the Parties acknowledge and agree that (a) the issuance of the Shares is made as consideration for the Executive’s undertaking of substantial personal financial risk under the Guaranty and the continued maintenance thereof, and is not a reward for, or in recognition of, past services rendered by the Executive to the Company, and (b) the Company’s reimbursement obligation set forth in Section 7.11 is a separate, independent and unconditional obligation of the Company, effective from the date of this Agreement, that is intended to make the Executive whole, on a back-to-back basis, in respect of amounts paid by the Executive under the Guaranty in satisfaction of obligations of the Company, except to the extent expressly excluded therein, and is not contingent upon the issuance of the Shares, the satisfaction of any condition precedent set forth in Article VI, or the occurrence of the Closing.

NOW, THEREFORE, in consideration of the foregoing recitals, the Guaranty provided by the Executive, and the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

For purposes of this Agreement, capitalized terms shall have the meanings set forth below or as otherwise defined herein:

“Affiliate” has the meaning ascribed to such term in Rule 144 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to be closed.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Common Stock” has the meaning set forth in Section 2.01.

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“Company” has the meaning set forth in the Preamble.

“DGCL” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Executive” has the meaning set forth in the Preamble.

“Excluded Liabilities” has the meaning set forth in Section 7.11.

“Governmental Authority” means any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency, commission, court or tribunal, or any self-regulatory organization (including Nasdaq).

“Guaranty” has the meaning set forth in the Recitals.

“Guaranty Agreement” has the meaning set forth in the Recitals.

“Guaranty Payment” has the meaning set forth in Section 7.11.

“Guaranty Release Date” has the meaning set forth in Section 7.08.

“Knighted” has the meaning set forth in the Recitals.

“Lock-Up Period” has the meaning set forth in Section 7.09.

“Maximum Exposure” means the Board’s reasonable determination of the Company’s estimated maximum aggregate exposure under the Guaranty, taking into account the principal amount of the Obligations, accrued and potential interest, costs of collection and other amounts for which the Executive may be liable under the Guaranty Agreement.

“Nasdaq” has the meaning set forth in the Recitals.

“Obligations” has the meaning set forth in the Recitals.

“Per Share Price” has the meaning set forth in Section 2.02.

“Reimbursement Amount” has the meaning set forth in Section 7.11.

“Reimbursement Date” has the meaning set forth in Section 7.11.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Term Sheet” has the meaning set forth in the Recitals.

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“Shares” has the meaning set forth in Section 2.01.

“Special Committee” has the meaning set forth in the Recitals.

“Stockholder Approval” means the approval of this Agreement and the issuance of the Shares by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon at a duly called meeting of the Company’s stockholders, or such other vote of the Company’s stockholders as may be required by applicable law, the Nasdaq listing rules or the Company’s governing documents, including, for the avoidance of doubt, the affirmative vote of the holders of a majority of the shares of Common Stock held by stockholders other than the Executive and his Affiliates and Associated Persons (as defined in the DGCL).

“Transaction Documents” means this Agreement, the Guaranty Agreement and any other agreements, instruments or certificates executed and delivered in connection with the transactions contemplated hereby.

“VWAP” means with respect to any reference period, the volume-weighted average trading price per share of Common Stock on the Nasdaq Capital Market (or such other principal trading market for the Common Stock) during such period, as reported by Bloomberg L.P. (or, if not so reported, as reasonably determined by the Board in good faith).

ARTICLE II

ISSUANCE OF SHARES

Section 2.01 Issuance.

Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction or waiver of each of the conditions precedent set forth in Article VI, the Company shall issue and deliver to the Executive, and the Executive shall accept from the Company, an aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Shares”), equal to the quotient obtained by dividing (a) an amount equal to twenty-five percent (25%) of the Maximum Exposure by (b) the Per Share Price, rounded down to the nearest whole share. The Shares shall be issued as consideration for (i) the Executive’s provision of the Guaranty on April 10, 2026 and the continued maintenance thereof, and (ii) the substantial personal financial risk undertaken by the Executive thereunder, and shall not be issued in respect of past services rendered by the Executive or any other employment or compensatory arrangement.

Section 2.02 Per Share Price.

The “Per Share Price” shall be $0.30, which the Parties acknowledge represents the approximate thirty (30) trading day VWAP of the Common Stock through the trading day immediately preceding the date of the Guaranty.

Section 2.03 Maximum Exposure Determination.

The Maximum Exposure shall be determined by the Board in its reasonable discretion, upon the recommendation of the Special Committee, not later than three (3) Business Days prior to the Closing Date. The number of Shares to be issued hereunder shall be finally determined based on such Maximum Exposure and the Per Share Price.

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Section 2.04 Consideration.

The Parties acknowledge and agree that the Executive’s agreement to provide, and continued maintenance of, the Guaranty and the related undertaking of joint and several financial liability with respect to the Obligations constitutes good, valid and sufficient consideration for the issuance of the Shares for all purposes, including for purposes of Section 152 of the DGCL.

Section 2.05 No Registration; Restricted Securities.

The Shares will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and will not be registered under the Securities Act or any applicable state securities laws. The Shares will constitute “restricted securities” within the meaning of Rule 144, and the Executive acknowledges that resales of the Shares will be subject to the volume, manner of sale, holding period, current public information and other requirements of Rule 144, to the extent applicable, or pursuant to another available exemption from registration. The Executive acknowledges and agrees that no registration rights are being granted with respect to the Shares, and that the Company shall have no obligation under this Agreement or otherwise to register the Shares for resale under the Securities Act or any state securities laws.

Section 2.06 Nature of Consideration; Prospective and Retrospective Elements.

The Parties acknowledge and agree that the consideration for the Shares consists of both retrospective and prospective elements, including: (a) the Executive’s provision of the Guaranty on April 10, 2026 and the substantial personal financial risk assumed thereby, which was provided at a time of urgency without contemporaneous agreement as to compensation, indemnification or reimbursement; (b) the Executive’s continued maintenance of the Guaranty and performance of his obligations thereunder, including the ongoing and uncapped nature of his personal financial exposure until such time as the Obligations are fully satisfied or the Guaranty is otherwise released in accordance with its terms; (c) the Executive’s covenants not to terminate, discharge, limit, modify or otherwise impair his obligations under the Guaranty Agreement set forth in Section 7.08; and (d) the Executive’s agreement to the transfer restrictions set forth in Section 7.09. The Parties further acknowledge that the Company’s obligation to reimburse the Executive in respect of any Guaranty Payment as set forth in Article VII is separate from, and does not diminish or offset, the consideration provided by the Executive in respect of the Shares.

ARTICLE III

CLOSING

Section 3.01 Closing.

The closing of the issuance of the Shares (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) on the third (3rd) Business Day after the satisfaction or waiver of each of the conditions precedent set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date and at such other time and place as the Parties may mutually agree in writing (the “Closing Date”).

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Section 3.02 Deliveries by the Company.

At the Closing, the Company shall deliver, or cause to be delivered, to the Executive evidence, reasonably satisfactory to the Executive, of the issuance of the Shares in book-entry form registered in the name of the Executive on the books and records of the Company’s transfer agent, bearing the legends set forth in Section 2.05 and Section 7.05.

Section 3.03 Deliveries by the Executive.

At the Closing, the Executive shall deliver, or cause to be delivered, to the Company a certification by the Executive that (i) the Guaranty Agreement, executed and delivered by the Executive on April 10, 2026, remains in full force and effect as of the Closing Date, (ii) the Executive has performed all of his obligations thereunder in all material respects, and (iii) no event has occurred that, with notice or lapse of time or both, would constitute a default or event of default thereunder on the part of the Executive.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Executive as of the date hereof and as of the Closing Date:

Section 4.01 Organization.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted.

Section 4.02 Authorization; Enforceability.

The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. The execution and delivery by the Company of this Agreement, the Company’s performance of its reimbursement obligations under Section 7.11, and, subject to the satisfaction of the conditions precedent set forth in Article VI (including the establishment and approval of the Special Committee and the obtaining of the Stockholder Approval), the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and by general principles of equity.

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Section 4.03 Valid Issuance.

The Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims and encumbrances (other than restrictions on transfer under applicable securities laws and this Agreement), and will not have been issued in violation of any preemptive or similar right of any person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE

The Executive hereby represents and warrants to the Company as of the date hereof and as of the Closing Date:

Section 5.01 Authority; Enforceability.

The Executive has the legal capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which he is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Executive and constitutes a legal, valid and binding obligation of the Executive, enforceable against the Executive in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 5.02 Investment Intent.

The Executive is acquiring the Shares for his own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. The Executive has no present intention of selling, granting any participation in, or otherwise distributing, any of the Shares in violation of the Securities Act or any applicable state securities laws.

Section 5.03 Accredited Investor; Sophistication.

The Executive is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Executive has such knowledge, sophistication and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Shares, and has the ability to bear the economic risks of such investment (including the complete loss thereof) for an indefinite period of time.

Section 5.04 Access to Information.

The Executive acknowledges that, by virtue of his position as Chief Executive Officer and Chairman of the Company, he has had access to, and the opportunity to review, all information concerning the Company, its business, financial condition, results of operations, prospects and the Obligations that he deems material to a decision to accept the Shares, and he has had ample opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the foregoing. The Executive is not relying upon any representation or warranty of the Company other than those expressly set forth in this Agreement.

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Section 5.05 Restricted Securities.

The Executive understands that the Shares have not been registered under the Securities Act or any state securities laws, that the issuance of the Shares is being made in reliance upon exemptions from such registration requirements, that the Shares will constitute “restricted securities” within the meaning of Rule 144, and that the Shares may not be offered, sold, pledged, hypothecated or otherwise transferred except (a) pursuant to an effective registration statement under the Securities Act, (b) pursuant to Rule 144, if available, or (c) pursuant to another exemption from registration under the Securities Act, in each case in accordance with any applicable state securities laws and the Company’s insider trading policies. The Executive understands that the Company is under no obligation to register the Shares or to take any action that would make available any exemption from registration.

Section 5.06 Affiliate Status.

The Executive acknowledges that he is, and expects to continue to be, an “affiliate” of the Company within the meaning of Rule 144, and that, as a result, any resale of the Shares by the Executive will be subject to the current public information, volume, manner of sale and Form 144 filing requirements of Rule 144, for so long as the Executive remains an affiliate and for a period of ninety (90) days thereafter.

Section 5.07 Section 16; Short-Swing Profit Liability.

The Executive acknowledges that, as an officer and director of the Company, he is subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, including the requirement to file reports with the SEC on Forms 3, 4 and 5, as applicable, and the potential liability for short-swing profits under Section 16(b) of the Exchange Act, and the Executive agrees to comply in all respects with such requirements in connection with the acquisition of the Shares.

Section 5.08 No General Solicitation.

The Executive is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or any other general solicitation or general advertisement.

Section 5.09 Guaranty.

The Executive has duly executed and delivered the Guaranty Agreement on April 10, 2026, and the Guaranty Agreement constitutes a legal, valid and binding obligation of the Executive, enforceable against him in accordance with its terms. The Executive has not terminated, rescinded, repudiated or purported to discharge the Guaranty Agreement or any of his obligations thereunder, has duly maintained the Guaranty Agreement in full force and effect since the date of its execution, and has performed all of his obligations thereunder in all material respects. The Executive has the financial wherewithal to perform his obligations under the Guaranty Agreement. The Executive acknowledges that the financial risk undertaken pursuant to the Guaranty is personal in nature, and may or may not ultimately materialize.

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ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Mutual Conditions.

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Special Committee Review and Approval. The Board shall have established the Special Committee, comprised solely of directors determined by the Board to be independent and disinterested with respect to the transactions contemplated by this Agreement, and the Special Committee shall have, with the assistance of an independent financial advisor and, if deemed necessary by the Special Committee, independent legal counsel, retained by the Special Committee at the Company’s expense, (i) reviewed and considered the terms of this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders (other than the Executive), and (iii) recommended approval of this Agreement and the transactions contemplated hereby to the Board.

(b) Stockholder Approval. The Stockholder Approval shall have been obtained.

(c) Fairness Opinion. The Special Committee shall have received from an independent financial advisor retained by the Special Committee, at the Company’s expense, a written opinion, or such other written financial analysis as the Special Committee determines is appropriate in its reasonable discretion, to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters set forth therein, the consideration to be received by the Company in connection with the Guaranty and the issuance of the Shares contemplated hereby is fair, from a financial point of view, to the Company, and such opinion or analysis shall not have been withdrawn, revoked or adversely modified as of the Closing Date.

(d) No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order that is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of such transactions.

(e) Nasdaq Compliance. The Company shall have taken all actions necessary to comply with applicable Nasdaq listing rules in connection with the issuance of the Shares, and no notice of delisting or non-compliance from Nasdaq shall be in effect with respect to the issuance of the Shares.

Section 6.02 Conditions to Obligations of the Executive.

The obligations of the Executive to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Executive, at or prior to the Closing, of each of the following additional conditions: (a) the representations and warranties of the Company contained in Article IV shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date); (b) the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing; and (c) the Company shall have delivered, or caused to be delivered, the items set forth in Section 3.02.

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Section 6.03 Conditions to Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Company, at or prior to the Closing, of each of the following additional conditions: (a) the representations and warranties of the Executive contained in Article V shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; (b) the Executive shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by him under this Agreement at or prior to the Closing; (c) the Guaranty Agreement, executed and delivered by the Company and the Executive on April 10, 2026, shall continue to be in full force and effect as of the Closing Date, and no event of default or termination of the Guaranty Agreement on the part of the Executive shall have occurred and be continuing; and (d) the Executive shall have delivered, or caused to be delivered, the items set forth in Section 3.03.

ARTICLE VII

COVENANTS

Section 7.01 Special Committee; Stockholder Approval; Proxy Statement.

As promptly as practicable following the date of this Agreement, the Board shall establish the Special Committee and shall cause the Special Committee to retain independent legal counsel and an independent financial advisor and to commence the review described in Section 6.01(a). The Company shall promptly prepare and file with the SEC a proxy statement relating to a meeting of stockholders to obtain the Stockholder Approval. The Company shall use its commercially reasonable efforts to (a) respond to any comments of the SEC or its staff with respect to such proxy statement, (b) cause such proxy statement to be cleared by the SEC and mailed to the Company’s stockholders as promptly as practicable thereafter, (c) duly call, give notice of, convene and hold the stockholder meeting as promptly as reasonably practicable, and (d) subject to the fiduciary duties of the Board, solicit proxies in favor of obtaining the Stockholder Approval. The Executive shall, upon the reasonable request of the Company, furnish such information concerning himself as may be required for inclusion in the proxy statement.

Section 7.02 Public Disclosure; Form 8-K.

The Company shall file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement under Item 1.01 thereof, and such other Items as may be applicable (including Items 3.02 and 5.02(e)), within four (4) Business Days after the date of this Agreement, and shall make such additional filings and disclosures as may be required under applicable law in connection with the transactions contemplated hereby, including at the time of Closing. The Executive shall cooperate with the Company in connection with all such filings and disclosures, including by reviewing drafts thereof in advance of filing.

Section 7.03 Further Assurances.

Each Party shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions, as may be reasonably required to carry out the provisions of this Agreement and to give effect to the transactions contemplated hereby.

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Section 7.04 Legend.

The Executive acknowledges and agrees that each book-entry statement or certificate representing the Shares shall bear a restrictive legend substantially in the following form (together with such other legends as may be required under applicable state securities laws or the Company’s insider trading policies):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.”

Section 7.05 No Registration Rights.

The Executive acknowledges and agrees that (a) no registration rights, whether demand, piggyback, shelf or otherwise, are being granted pursuant to this Agreement or otherwise in connection with the Shares, and (b) the Company shall have no obligation to file any registration statement covering the Shares or to otherwise facilitate the resale of the Shares (other than as required to remove restrictive legends in accordance with applicable law upon satisfaction of the conditions of Rule 144).

Section 7.06 Compliance with Insider Trading Policies.

The Executive acknowledges that, as an officer and director of the Company, he is subject to the Company’s Insider Trading Policy, as it may be amended from time to time, and agrees to comply with such policy with respect to the Shares, including with respect to any resale thereof, all black-out periods, pre-clearance requirements and other applicable restrictions thereunder.

Section 7.07 Notices of Developments.

Each Party shall promptly notify the other Party of (a) any material breach of any representation, warranty, covenant or agreement of such Party contained in this Agreement, and (b) the occurrence of any event that would reasonably be expected to cause any condition set forth in Article VI not to be satisfied.

Section 7.08 Maintenance of the Guaranty by the Executive.

From and after the date of this Agreement and until the date on which the Obligations have been indefeasibly paid and satisfied in full and the Guaranty has been released or terminated in accordance with its terms (the “Guaranty Release Date”), the Executive shall not, without the prior written consent of the Special Committee (or, prior to the establishment of the Special Committee or following its dissolution, a majority of the independent and disinterested directors of the Board), (a) terminate, rescind, repudiate or otherwise purport to discharge the Guaranty Agreement or his obligations thereunder, (b) take any action, or omit to take any action, that would reasonably be expected to result in the termination, limitation or impairment of the Guaranty or the beneficiary’s rights thereunder, or (c) transfer, assign or otherwise dispose of any of his interests in the Guaranty Agreement. For the avoidance of doubt, the foregoing covenants shall not limit the Executive’s rights to reimbursement, contribution or subrogation as set forth in Section 7.11 of this Agreement or as may otherwise arise by operation of law.

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Section 7.09 Transfer Restrictions; Lock-Up.

In addition to any restrictions arising under the Securities Act, applicable state securities laws, the Company’s Insider Trading Policy or any other applicable law or policy, the Executive shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, hedge, grant any option in respect of, or otherwise dispose of, any Shares (each, a “Transfer”) during the period commencing on the Closing Date and ending on the Guaranty Release Date (the “Lock-Up Period”) other than: (a) Transfers to the Executive’s immediate family members or to trusts or other estate planning vehicles for the benefit of the Executive or the Executive’s immediate family members, provided that each such transferee executes and delivers a written joinder to this Section 7.09 prior to such Transfer; (b) Transfers by will or the laws of descent and distribution, provided that the transferee takes subject to the restrictions of this Section 7.09; and (c) Transfers to which the Special Committee (or, following dissolution of the Special Committee, a majority of the independent and disinterested directors of the Board) has given its prior written consent. Any purported Transfer in violation of this Section 7.09 shall be null and void ab initio and the Company shall not record any such Transfer on its books and records or recognize the purported transferee as a holder of the Shares.

Section 7.10 Legend Regarding Lock-Up.

The Executive acknowledges that, in addition to the restrictive legend required by Section 7.04, each book-entry statement or certificate representing the Shares shall bear a legend substantially in the following form for so long as the restrictions set forth in Section 7.09 remain applicable:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A SHARE ISSUANCE AND REIMBURSEMENT AGREEMENT DATED AS OF MAY 2, 2026, BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL OFFICE. THE SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.”

Section 7.11 Reimbursement of Guaranty Payments.

(a) Reimbursement Obligation. Subject to Sections 7.11(c) and 7.11(d), if at any time the Executive (i) makes any payment to or for the benefit of Knighted under the Guaranty Agreement in respect of all or any portion of the Obligations, or (ii) incurs any other liability, loss, cost or expense (including reasonable attorneys’ fees and expenses) in respect of, arising out of or in connection with the Guaranty Agreement or the enforcement thereof against the Executive (each such payment or liability, a “Guaranty Payment”), the Company shall, on a back-to-back basis with the Executive’s liability under the Guaranty Agreement, reimburse the Executive in an amount equal to such Guaranty Payment, together with interest thereon as provided in Section 7.11(b) (the aggregate amount payable to the Executive under this Section 7.11, the “Reimbursement Amount”).

(b) Time and Manner of Payment. The Company shall pay the Reimbursement Amount to the Executive, in immediately available funds, no later than 10 days following the date on which the Executive delivers to the Company a written notice setting forth the amount and circumstances of the relevant Guaranty Payment, accompanied by reasonable supporting documentation (such date of payment, the “Reimbursement Date”). The Reimbursement Amount shall bear interest from the date the Executive made the relevant Guaranty Payment until the Reimbursement Date at a simple rate equal to 8.75% per annum (or, if lower, the maximum rate permitted by applicable law), calculated on the basis of a 365-day year and the actual number of days elapsed.

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(c) Excluded Liabilities. Notwithstanding anything to the contrary in this Section 7.11, the Company’s reimbursement obligation under this Section 7.11 shall not extend to any portion of any Guaranty Payment that arises solely and exclusively from (i) the Executive’s fraud, or (ii) the Executive’s gross negligence or willful misconduct, in each case in connection with the Guaranty Agreement (collectively, the “Excluded Liabilities”); provided that any portion of a Guaranty Payment that is not attributable to Excluded Liabilities shall remain reimbursable hereunder.

(d) No Double Recovery. The Executive shall not be entitled to recover under this Section 7.11 any amount in respect of which he has previously received reimbursement, contribution, indemnification or other recovery from the Company or any other person, and any such other recovery shall reduce the Reimbursement Amount on a dollar-for-dollar basis. Notwithstanding the foregoing, the Parties acknowledge and agree that the issuance of the Shares pursuant to Article II constitutes consideration solely for the Executive's undertaking of, and continued maintenance of, the Guaranty and the substantial personal financial risk assumed thereby, and shall not be deemed to constitute reimbursement, indemnification, contribution or other recovery in respect of any Guaranty Payment for purposes of this Section 7.11(d) or otherwise.

(e) Independent Obligation; Survival. The Company’s reimbursement obligation under this Section 7.11 (i) is intended to operate as a back-to-back indemnification, on a primary basis, in respect of the Guaranty, in recognition of the fact that no separate written indemnification agreement was entered into between the Company and the Executive at the time of, or following, the execution of the Guaranty Agreement, (ii) is in addition to, and not in lieu of, any rights of contribution, reimbursement, subrogation or indemnification to which the Executive may be entitled by operation of law, the Company’s certificate of incorporation or bylaws, or any other agreement, and (iii) shall be effective from and after the date of this Agreement, irrespective of whether the Closing occurs, and shall survive any termination of this Agreement and the Closing, and shall continue in full force and effect until all Reimbursement Amounts (if any) have been indefeasibly paid in full and the Guaranty Release Date has occurred.

(f) No Conditionality on Closing; Independent Obligation. The Parties acknowledge and agree that the Company’s reimbursement obligation under this Section 7.11 constitutes a separate, independent and unconditional obligation of the Company that is not contingent upon, conditioned on, or otherwise dependent upon the issuance of the Shares, the satisfaction or waiver of any condition precedent set forth in Article VI, the occurrence of the Closing, or the obtaining of any approval (including the Stockholder Approval, the establishment or approval of the Special Committee or the receipt of any fairness opinion). The Company’s obligations under this Section 7.11 shall be effective from and after the date of this Agreement and shall continue in full force and effect notwithstanding (i) any failure of the Closing to occur, (ii) any termination of this Agreement pursuant to Article VIII or otherwise, or (iii) the failure to obtain the Stockholder Approval or any other approval contemplated hereby. The Parties further acknowledge and agree that this Section 7.11 is intended to function, and shall be construed, as a separate, free-standing back-to-back reimbursement and indemnification arrangement between the Company and the Executive in respect of the Guaranty, and the Company’s execution and delivery of this Agreement constitutes its full and unconditional authorization, approval and undertaking of the obligations set forth in this Section 7.11. Without limiting the generality of the foregoing, this Section 7.11, together with all defined terms used herein and all other provisions of this Agreement necessary to give effect hereto (including Sections 1.01, 9.02, 9.03, 9.04, 9.05, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12 and 9.14), shall survive any termination of this Agreement.

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ARTICLE VIII

TERMINATION

Section 8.01 Termination.

This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company and the Executive; (b) by either the Company or the Executive, upon written notice to the other Party, if the Closing has not occurred on or prior to December 31, 2026 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to the Outside Date; (c) by either the Company or the Executive, upon written notice to the other Party, if any Governmental Authority has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; (d) by either the Company or the Executive, upon written notice to the other Party, if the Stockholder Approval is not obtained at the stockholder meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the Stockholder Approval was taken; or (e) by the Executive, upon written notice to the Company, if there is a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of any condition set forth in Section 6.02, and such breach is not capable of being cured or, if capable of being cured, has not been cured within thirty (30) days after written notice thereof has been given to the Company (or, if earlier, the Outside Date); or by the Company, upon written notice to the Executive, if there is a material breach by the Executive of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of any condition set forth in Section 6.03, and such breach is not capable of being cured or, if capable of being cured, has not been cured within thirty (30) days after written notice thereof has been given to the Executive (or, if earlier, the Outside Date).

Section 8.02 Effect of Termination.

In the event of any termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void and of no further force and effect, without any liability or obligation on the part of any Party; provided, that (a) the provisions of this Section 8.02, Section 7.11 (together with the defined terms used therein and the provisions of this Agreement necessary to give effect thereto, in each case as set forth in Section 7.11(f)), Section 7.02 (to the extent relating to pre-termination filings) and Article IX shall survive any such termination and (b) no such termination shall relieve any Party from liability for any willful breach of this Agreement prior to such termination or for fraud.

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Survival.

The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their respective terms; for the avoidance of doubt, the Company’s reimbursement obligations under Section 7.11 shall be effective from the date of this Agreement and shall survive the Closing and any termination of this Agreement, in each case in accordance with the terms of such Section.

Section 9.02 Notices.

All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed duly given (a) when delivered in person, (b) on the next Business Day when sent by a nationally recognized overnight courier, (c) when sent by electronic mail (with confirmation of delivery, but excluding automated out-of-office replies), or (d) on the third Business Day after mailing by registered or certified mail (postage prepaid, return receipt requested), to the applicable Party at the address set forth below (or to such other address as a Party may designate by written notice to the other Party):

If to the Company:

Allied Gaming & Entertainment Inc.

745 Fifth Avenue, Suite 500, New York, New York 10151

Attention: General Counsel

Email: xiaoyd@alliedesports.com

If to the Executive:

Yangyang Li

c/o Allied Gaming & Entertainment Inc.

Email: yangyang.li@alliedesports.com

Section 9.03 Governing Law.

This Agreement and all matters arising out of or relating hereto (whether sounding in contract, tort or statute) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule thereof.

Section 9.04 Jurisdiction; Venue.

Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding in any such court, including any objection based on forum non conveniens.

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Section 9.05 Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.06 Entire Agreement.

This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties with respect to such subject matter.

Section 9.07 Amendment; Waiver.

This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the Parties; provided, that, from and after the establishment of the Special Committee, any amendment, modification or waiver by or on behalf of the Company shall also require the prior approval of the Special Committee (or, following its dissolution, a majority of the independent and disinterested directors of the Board). No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No failure or delay by any Party in exercising any right under this Agreement shall operate as a waiver thereof.

Section 9.08 Assignment.

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party, by operation of law or otherwise, without the prior written consent of the other Party, and any purported assignment in violation of this Section 9.08 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

Section 9.09 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Severability.

If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

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Section 9.11 Counterparts; Electronic Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail in .pdf format or other electronic transmission (including via DocuSign or other electronic signature platform) shall be as effective as delivery of an original executed counterpart.

Section 9.12 Specific Performance.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such Party may be entitled at law or in equity.

Section 9.13 Expenses.

Except as otherwise expressly provided herein (including with respect to advisors retained by the Special Committee), each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

Section 9.14 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation to the effect that ambiguities are to be resolved against the drafting Party shall not apply. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision. As used herein, the words “including,” “includes” and “include” mean “including, without limitation,” “includes, without limitation” and “include, without limitation,” respectively. References to Articles, Sections and Exhibits are references to Articles and Sections of, and Exhibits to, this Agreement, unless otherwise specified.

[Signature Page Follows]

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SIGNATURE PAGE TO SHARE ISSUANCE AND REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

ALLIED GAMING & ENTERTAINMENT INC.

By:	/s/ Roy Anderson
Name:	Roy Anderson
Title:	Chief Financial Officer

EXECUTIVE

/s/ Yangyang Li

Yangyang Li

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